EXHIBIT 23







Consent of Independent Public Accountants

     As independent public accountants, we hereby consent to the incorporation of our report dated June 7, 2001, included in the Kerr-McGee Corporation Employee Stock Ownership Plan 2000 annual report in this Form 11-K, into the Company's previously filed Form S-8 File No. 333-28235.


                                                    ARTHUR ANDERSEN LLP



Oklahoma City, Oklahoma
    June 29, 2001